UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material under §240.14a-12
Delphi Technologies PLC
(Name of Registrant as Specified In Its Charter)

BorgWarner Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This filing relates to the proposed transaction between BorgWarner Inc. (the “Company” or “BorgWarner”) and Delphi Technologies PLC (“Delphi Technologies”) pursuant to the Transaction Agreement, dated January 28, 2020, by and between the Company and Delphi Technologies.

On June 16, 2020, the Company issued a press release that referred to the proposed transaction.  A copy of the press release is filed herewith.

BorgWarner Prices $1.1 Billion Senior Notes Offering

Auburn Hills, Michigan, June 16, 2020 – BorgWarner Inc. (NYSE: BWA) (“BorgWarner”) today announced that it priced a public offering of $1.1 billion aggregate principal amount of its 2.650% Senior Notes due 2027 (the “Notes”). The offering is expected to close on June 19, 2020, subject to customary closing conditions.

BorgWarner expects to use the net proceeds from the offering to redeem and/or repurchase $250 million in aggregate principal amount of its outstanding 4.625% Senior Notes due September 15, 2020 and, upon the successful consummation of BorgWarner’s previously announced proposed acquisition (the "Acquisition") of Delphi Technologies PLC ("Delphi Technologies"), to repay certain amounts outstanding under the $1.25 billion senior secured credit facility of Delphi Technologies, with any remaining net proceeds being used for general corporate purposes.

The offering is not conditioned upon the consummation of the Acquisition, which remains pending. However, if the Acquisition is not consummated on or prior to April 28, 2021 or the Transaction Agreement, dated January 28, 2020, as amended on May 6, 2020, by and between BorgWarner and Delphi Technologies relating to the Acquisition is terminated on or prior to April 28, 2021 (without replacement thereof), then BorgWarner will be required to redeem all of the outstanding Notes at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date.

BofA Securities, Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are serving as joint book-running managers for the offering.

The offering is being made under BorgWarner’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) and only by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from any of the following:

•	BofA Securities, Inc., NC1-004-03-43 200, North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com, Telephone: 1-800-294-1322;

•	Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (800) 831-9146; or
•	Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, email: prospectus.CPDG@db.com, telephone 1-800-503-4611.

Alternatively, the prospectus supplement and accompanying prospectus may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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BorgWarner is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. With manufacturing and technical facilities in 67 locations in 19 countries, BorgWarner employs approximately 29,000 worldwide.

# # #

No Offer or Solicitation

This release is being made in respect of the Acquisition.  This release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this release is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the Acquisition are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Participants in the Solicitation

Delphi Technologies, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from Delphi Technologies shareholders in respect of the Acquisition. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement filed on Schedule 14A with the SEC on May 26, 2020 (the “definitive proxy statement”) and any other relevant documents filed or to be filed with the SEC. You can find information about Delphi Technologies’ directors and executive officers in its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019.  You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 20, 2020.

Additional Information and Where to Find It

This release may be deemed solicitation material in respect of the Acquisition. In connection with the Acquisition, Delphi Technologies filed with the SEC the definitive proxy statement and may file with the SEC other relevant documents. This release does not constitute a solicitation of any vote or approval. Before making any voting decision, Delphi Technologies’ shareholders are urged to read the definitive proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the Acquisition or incorporated by reference in the definitive proxy statement carefully and in their entirety when they become available because they contain or will contain important information about the Acquisition and the parties to the Acquisition.
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Investors are able to obtain free of charge the definitive proxy statement and other documents filed with the SEC (when available) at the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and Delphi Technologies’ and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge by contacting Delphi Technologies’ and BorgWarner’s respective investor relations departments at +1 248-813-2494 and +1 248-754-0872, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Notice Regarding Forward-Looking Statements

This release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, Delphi Technologies’ or BorgWarner’s respective current views with respect to future events, including the Acquisition, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the Acquisition, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi Technologies’ or BorgWarner’s respective operations and business environment, which may cause the actual results of Delphi Technologies or BorgWarner to be materially different from those indicated in the forward-looking statements. All statements that address future operating, financial or business performance or Delphi Technologies’ or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the Acquisition will not be pursued; failure to obtain necessary shareholder approvals, regulatory approvals or required financing or to satisfy any of the other conditions to the Acquisition; adverse effects on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock and on Delphi Technologies’ or BorgWarner’s operating results because of a failure to complete the Acquisition; failure to realize the expected benefits of the Acquisition; failure to promptly and effectively integrate Delphi Technologies’ businesses; negative effects relating to the announcement of the Acquisition or any further announcements relating to the Acquisition or the consummation of the Acquisition on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the Acquisition; general economic and business conditions that affect the combined company following the consummation of the Acquisition; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities in response thereto; the significant and unprecedented market disruption caused by the COVID-19 pandemic and its impact on the businesses, operations and financial conditions of BorgWarner and Delphi Technologies; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Delphi Technologies’ or BorgWarner’s control.

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For additional information about these and other factors, see the information under the caption “Risk Factors” in Delphi Technologies’ most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 13, 2020, the information under the caption “Risk Factors” in Delphi Technologies’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020, the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 13, 2020, and the information under the caption “Risk Factors” in BorgWarner’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 6, 2020.

Any forward-looking statements by Delphi Technologies or BorgWarner speak only as of the date of this release or as of the date they are made. Delphi Technologies and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this release to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to Delphi Technologies, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

General

The release, publication or distribution of this release in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this release and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the definitive proxy statement and other relevant documents. Delphi Technologies shareholders are advised to read carefully the formal documentation in relation to the Acquisition, including the definitive proxy statement, the annexes and the documents incorporated by reference into the definitive proxy statement and any other relevant documents filed or to be filed with the SEC by Delphi Technologies in connection with the Acquisition.

CONTACTS

IR contact:
Patrick Nolan
Phone: +1 248-754-0884
Email: pnolan@borgwarner.com

PR contact:
Michelle Collins
Phone: +1 248-754-0449
Email: mediacontact@borgwarner.com

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